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                                   Exhibit 5.1

December 1, 2003


Datakey, Inc.
407 West Travelers Trail
Burnsville, Minnesota  55337

RE:      Registration Statement on Form S-3 - Exhibit 5.1

Gentlemen/Ladies:

         We have acted as counsel for Datakey, Inc. (the "Company") in connection with the Company's filing of Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration under the Securities Act of 1933 (the "Act") of an offering of 6,905,933 shares of Common Stock of the Company (the "Shares") by persons who may become holders of Datakey, Inc. Common Stock upon exercise of outstanding Convertible Notes (the "Notes") or warrants (the "Warrants"). The Shares represent 1,600,000 shares issuable upon conversion of an aggregate of $2,000,000 of Notes and 5,305,933 shares issuable upon exercise of Warrants.

         In connection with rendering this opinion, we have reviewed the following:

         1.       The Company's Restated Articles of Incorporation, as amended;

         2.       The Company's Bylaws, as amended;

         3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Notes and the Warrants;

         4.       The Notes;

         5.       The Warrants; and

         6. The Registration Statement and Amendment No. 1 to the Registration Statement.

         Based upon the foregoing and upon representations and information provided by the Company, we hereby advise you that in our opinion:

         1. The Company's Restated Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

         2. The Shares to be sold by the selling shareholders named in the Registration Statement, upon conversion of the Notes and exercise of the Warrants in

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                  accordance with the terms and conditions of the Notes and
                  Warrants, respectively, will be validly issued and outstanding, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Pre-Effective Amendment No. 1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                              Very truly yours,

                                              FREDRIKSON & BYRON, P.A.


                                              By  /s/ Thomas R. King
                                                  -----------------------------
                                                  Thomas R. King, Vice President